Exhibit 99.1

LMP Automotive Holdings, Inc. Revises Atlantic Automotive Groups Acquisition Agreements to a Combination of Cash and LMPX Stock and Excludes Certain Dealerships in a Deal Valued at $330 Million

January 13, 2021

FORT LAUDERDALE, FL / GLOBE NEWSWIRE / January 13, 2021/ LMP Automotive Holdings, Inc. (NASDAQ: LMPX) (the “Company” or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe to or finance pre-owned and new automobiles, today announced it has revised its agreements to acquire Atlantic Automotive Group (“AAG”) to a combination of cash and LMPX common stock and to exclude certain dealerships owned by AAG in a deal valued at $330 million.

●	Acquisition agreements include revised transaction terms from the transaction previously announced on October 9, 2020

●	Includes Atlantic Central Storage, eight dealership locations consisting of nine import and domestic franchise brands along with several management companies that generated approximately $655 million revenue and $25.1 million in net income in calendar year 2020

●	Real estate leased with an option to purchase owned properties

●	LMP’s 70% partnership interest purchase is comprised of $40 million in LMPX common stock with a floor of $57 per share and $191 million in cash

●	Acquisition is inclusive of approximately $34.7 million of working capital and FF&E and is expected to be immediately accretive to cash flow and earnings upon close, adding $15 million in annualized net income or $1.35 per share in 2021 and 16.9 million in net income or $1.52 per share in full year 2022 based on an estimated 11.1 million shares to be outstanding after closing. We expect to close the transaction in April of this year

●	Adds approximately 610 employees to LMP’s partnership portfolio companies

●	Atlantic Automotive Group’s ownership and management will continue to operate the business post-closing

●	Upon closing and combined with our previously contracted stage 1 acquisitions which are expected to close this month, LMP’s revenues are expected to exceed $1.3 billion, with approximately $36 million in net income or $3.24 per share in 2021 on an annualized basis and $1.4 billion, with approximately $39 million in net income or $3.51 per share in 2022 inclusive of synergies and adds over 1,100 employees in our partnership portfolio companies

Sam Tawfik, LMP’s Chief Executive Officer stated, “On behalf of myself, LMP and our Board of Directors, I want to welcome and thank the Atlantic team on our prospective partnership. Atlantic has been recognized in the past as a top 8 dealership group in the U.S. as measured by revenue and is a leader in automotive retail. We are all looking forward to working together and expanding upon Atlantic’s previous success. We expect to close our previously-announced stage 1 acquisitions this month, and the Atlantic acquisition by April, subject to customary closing conditions and manufacturer approval.”

Richard Aldahan, LMP’s Chief Operating Officer added, “This restructured partnership combined with our stage 1 deals in contract brings our total contracted new vehicle franchise count to 21, operating at 15 locations, and our pre-owned dealership count to 5 locations with vehicle unit sales of roughly 39,500 in 2020 with a 52% new to used mix along with additional vehicle storage capacity of over 5,000 vehicles between the Northeast and Southeastern United States. This is an important addition to our network given Atlantic’s dominant and clustered presence in New York, one of the most lucrative markets in the United States. Atlantic’s vehicle fulfillment, reconditioning and service capacity will cost-effectively expand our free delivery radius and cut out multiple legs of costly transportation, logistics and reconditioning costs. We look forward to working with our future teammates at Atlantic,” Mr. Aldahan concluded.

Evan Bernstein, LMP’s Chief Financial Officer commented, ” The Atlantic partnership is expected to add an estimated $655 million in revenue, $15 million in net income on an annualized basis in 2021 or $1.35 per share and 16.9 million in net income or $1.52 per share in full year 2022 inclusive of synergies and based on an estimated 11.1 million shares to be outstanding after closing. Under our previously signed agreement with a purchase price of $397.6 million for LMP’s 70% partnership interest which we terminated, we had expected to be accretive to earnings in an amount equal to $3.18 per share and net income of $38 million on an annualized basis. With Atlantic’s newly structured deal, combined with our currently contracted acquisitions which we expect to close this month, we anticipate combined expected revenues to exceed $1.3 billion, with approximately $36 million in net income or $3.24 per share in 2021 on an annualized basis and $1.4 billion, with approximately $39 million in net income or $3.51 per share in 2022 inclusive of synergies.” Mr. Bernstein added, “We are seeing a robust acquisition market as we continue to build our pipeline of prospective dealership partnerships and intend on accelerating our acquisition strategy moving forward in our targeted regions, as well as recruiting additional management and promoting within our portfolio companies.” Mr. Bernstein concluded.

Conference Call

Management will host an investor conference call at 10:00 a.m. ET on Wednesday, January 13, 2021 to discuss the Company’s recently announced acquisition and conclude with Q&A from participants.

All interested parties can join the call by dialing (877) 407-3982 or (201) 493-6780. A webcast of the call may be accessed at: http://public.viavid.com/index.php?id=143027.

An archived webcast of the conference call will be accessible from the Investor Relations section of the company’s website, https://investors.lmpah.com/.

A telephonic replay of the conference call will be available through Tuesday, January 26, 2021 by dialing (844) 512-2921 or (412) 317-6671 and entering passcode 13715029.

ABOUT LMP AUTOMOTIVE HOLDINGS, INC. – “BUY, SUBSCRIBE, SELL AND REPEAT.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors. We “Subscribe” the automobiles to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. LMP’s vehicle subscription membership includes monthly swaps and offers the flexibility to return the vehicle without penalty, upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our subscription programs, to customers as well, and then we “Repeat” the whole process.

Investor Relations:

LMP Automotive Holdings, Inc.

500 East Broward Boulevard, Suite 1900

Fort Lauderdale, FL 33394

investors@lmpah.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.